Exhibit 99.1

vTv Therapeutics Reports First Quarter 2017 Financial and Operational Results

HIGH POINT, N.C.--(BUSINESS WIRE)-- May 3, 2017 -- vTv Therapeutics Inc. (vTv) (Nasdaq: VTVT), a clinical-stage biopharmaceutical company engaged in the discovery and development of new orally administered treatments for Alzheimer’s disease and diabetes, among other therapeutic areas, today provided a corporate update and reported financial and operational results for the first quarter ended March 31, 2017.

“vTv remains committed to advancing the science behind our innovative approach to Alzheimer’s disease and type 2 diabetes,” said Steve Holcombe, president and CEO of vTv Therapeutics. “As we anticipate completing enrollment of the second and final cohort of our Phase 3 trial during the second quarter, we are hopeful that our unique hypothesis in targeting the receptor for advanced glycation endproducts (RAGE) will position us to be the first biopharmaceutical company to bring an investigational therapy before the FDA that could potentially slow the progression of Alzheimer's disease.”

First Quarter 2017 Recent Highlights

AD/PD 2017 Panel Participation

AD/PDTM 2017 Alzheimer Clinical Phase 3 Forum: The Race For The First Disease Modifying Drug For AD: Factors For Success

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During the 13th International Conference on Alzheimer’s & Parkinson’s Diseases vTv’s Chief Medical Officer, Larry Altstiel, MD, Ph.D., along with other leading industry experts, participated in a forum discussion on Phase 3 clinical trial design for drugs that slow the progression of Alzheimer’s disease.

ENDO 2017 Annual Meeting

Phase 2b AGATA Study with TTP399 in Type 2 diabetes

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Dr. Adrian Vella of the Mayo Clinic presented results from the phase 2 AGATA study of vTv Therapeutics’ glucokinase activator (GKA) TTP399, in which the 800 mg dose demonstrated a reduction in HbA1C as well as a trend in weight loss for adults with type 2 diabetes.

Upcoming Anticipated Milestones

STEADFAST Study (azeliragon in Alzheimer’s disease): Expected to complete enrollment in Part B of Phase 3 study during the second quarter of 2017.

First Quarter 2017 Financial Results

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Cash Position: Cash and cash equivalents as of March 31, 2017 were $45.2 million compared to $51.5 million as of December 31, 2016. vTv expects that its cash and cash equivalents will be sufficient to fund its operations through the receipt of top-line results for Part A of our STEADFAST Study which are expected in March 2018.

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R&D Expenses: Research and development expenses were $11.0 million in the first quarter of 2017, compared to $11.1 million in the fourth quarter of 2016. The decrease in research and development expense was primarily driven by decreases in spending for the Phase 2 LOGRA study which completed in December 2016 offset by increases in personnel costs and non-cash compensation expense.

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G&A Expenses: General and administrative expenses were $2.8 million in the first quarter of 2017, compared to $2.3 million in the fourth quarter of 2016. The increase in general and administrative expenses for the quarter was primarily due to increases in personnel costs, non-cash compensation expense and professional service expenses.

•	Net Loss: Net loss was $14.3 million for the first quarter of 2017 compared to net loss of $13.7 million for the fourth quarter of 2016.

vTv Therapeutics, Inc.

Condensed Combined Consolidated Balance Sheets

(in thousands except per share data)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$45,150	$51,505
Prepaid expenses and other current assets	782	612
Total current assets	45,932	52,117
Property and equipment, net	426	444
Other long-term assets	1,971	1,934
Total assets	$48,329	$54,495
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$11,105	$11,413
Deferred revenue	4	21
Total current liabilities	11,109	11,434
Notes payable	18,761	11,058
Other liabilities	269	433
Total liabilities	30,139	22,925
Commitments and contingencies
Redeemable noncontrolling interest	141,659	122,515
Stockholders’ deficit:
Class A Common Stock	97	97
Class B Common Stock	232	232
Additional paid-in capital	125,118	124,212
Accumulated deficit	(248,916)	(215,486)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(123,469)	(90,945)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$48,329	$54,495

vTv Therapeutics, Inc.

Condensed Combined Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016
Revenue	$30	$38
Operating expenses:
Research and development	10,960	11,099
General and administrative	2,824	2,252
Total operating expenses	13,784	13,351
Operating loss	(13,754)	(13,313)
Interest income	27	20
Interest expense	(559)	(394)
Other income (expense), net	—	(24)
Loss before income taxes and noncontrolling interest	(14,286)	(13,711)
Income tax provision	—	—
Net loss before noncontrolling interest	(14,286)	(13,711)
Less: net loss attributable to noncontrolling interest	(10,066)	(9,661)
Net loss attributable to vTv Therapeutics Inc.	$(4,220)	$(4,050)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.44)	$(0.42)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	9,693,254	9,693,254

vTv Therapeutics, Inc.

Condensed Combined Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenue	$30	$376
Operating expenses:
Research and development	10,960	11,335
General and administrative	2,824	2,581
Total operating expenses	13,784	13,916
Operating loss	(13,754)	(13,540)
Interest income	27	23
Interest expense	(559)	(2)
Other income (loss), net	—	(1)
Loss before income taxes and noncontrolling interest	(14,286)	(13,520)
Income tax provision	—	—
Net loss before noncontrolling interest	(14,286)	(13,520)
Less: net loss attributable to noncontrolling interest	(10,066)	(9,668)
Net loss attributable to vTv Therapeutics Inc.	$(4,220)	$(3,852)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.44)	$(0.42)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	9,693,254	9,229,645

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of orally administered small molecule drug candidates to fill significant unmet medical needs. vTv has a pipeline of clinical drug candidates led by programs for the treatment of Alzheimer’s disease and Type 2 diabetes as well as treatment of inflammatory disorders and the prevention of muscle weakness.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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Contacts

Investors:

vTv Therapeutics Inc.
Michael Gibralter, 646-378-2938
IR@vtvtherapeutics.com

Media:
Pure Communications Inc.
Katie Engleman, 910-509-3977
Katie@purecommunicationsinc.com